Amendment No. 2 to Lease Agreement

THIS AMENDMENT NO. 2 ("Amendment") to the Lease Agreement by and between **Taormina Industries, LLC**, a Delaware limited liability company ("Lessor") and **World Waste of Anaheim, Inc.**, a California corporation ("Lessee") is made effective as of this 27th day of July, 2005 ("Effective Date").

WHEREAS, the parties executed the Lease Agreement, dated July 14, 2004, as amended by that certain Amendment No. 1 to Lease Agreement dated March 17, 2005 (the "Lease Agreement"); and

WHEREAS, Lessor and Lessee are also parties to that certain Waste Recycle Agreement dated June 27, 2003 (as amended by the Lease Agreement, the "Recycle Agreement"), which is attached to the Lease Agreement as Exhibit B; and

WHEREAS, the parties desire to modify certain terms and conditions contained in the Lease Agreement and the Recycle Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, as well as the obligations herein made and undertaken, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

1. Terms not otherwise defined in this Amendment shall have the meaning given to them in the Lease Agreement.

2. The first sentence of the second paragraph of Section 62 of the Lease Agreement is deleted and replaced with the following:

> On or before February 8, 2006 (the "Permitting and Construction Period"), Lessee shall have (a) obtained all necessary Approvals for the construction, alteration, use and occupancy of the Premises, and (b) completed any alterations or improvements to the Premises.

3. The following shall be added as Section 64 of the Lease Agreement:

> **Net Processed Waste**. Section F.3 of the Recycle Agreement is hereby amended by adding the following after the second sentence therein: "Net processed waste equals the total RMSW tons delivered to the WWA Facility less the total residual/non-processed tons removed by TI for handling and disposal by TI. In the event that the residual/non-processed tons generated as a result of procedures employed at the WWA Facility exceed the RMSW tons delivered to WWA, WWA will pay TI $30 for each ton in excess of RMSW tons delivered."

4. As modified by this Agreement, the Lease Agreement remains in full force and effect. In the event of any conflict between the Lease Agreement and this Amendment, the terms of this Amendment shall prevail.

5. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A facsimile copy of any signature hereto shall be deemed an original.

IN WITNESS WHEREOF, the parties have duly executed duplicate originals of this Amendment.

By Lessor:

TAORMINA INDUSTRIES, LLC

By: Thomas J. Vogt

Name Printed: Thomas J. Vogt
Title: President
Date: July 26, 2005

By Lessee:

WORLD WASTE OF ANAHEIM, INC.

By: Thomas L. Collins

Name Printed: Thomas L. Collins
Title: Executive Vice President
Date: July 27, 2005

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